UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

September 25, 2012

THE JONES GROUP INC.

(Exact Name of registrant as specified in its charter)

Pennsylvania	1-10746	06-0935166
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1411 Broadway

New York, New York 10018

(Address of principal executive offices)

(212) 642-3860

(Registrant’s telephone number, including area code)

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement.

On September 25, 2012, The Jones Group Inc. (“Jones”) and its subsidiaries Jones Apparel Group Holdings, Inc., Jones Apparel Group USA, Inc. and JAG Footwear, Accessories and Retail Corporation (collectively, the “Issuers”) issued and sold an additional $100,000,000 in aggregate principal amount of the Issuers’ 6.875% Senior Notes due 2019 (the “Notes”). The Notes constitute an additional issuance of Notes under the indenture, dated as of March 7, 2011, among the Issuers and U.S. Bank National Association, as trustee (the “Indenture”), pursuant to which the Issuers issued $300,000,000 in aggregate principal amount of their 6.875% Senior Notes due 2019 on March 7, 2011. The Notes are being treated as a single series with, and have the same terms as, the previously-issued 2019 notes and will be fungible with the previously-issued 2019 notes. On September 25, 2012, Jones issued a press release announcing the closing of its offering of the Notes. A copy of the press release is attached hereto as Exhibit 99.1.

In connection with the issuance and sale of the Notes, the Issuers entered into an underwriting agreement dated as of September 20, 2012 (the “Underwriting Agreement”), with Citigroup Global Markets Inc. and J.P. Morgan Securities LLC, as representatives for the several underwriters (collectively, the “Underwriters”). Delivery of the Notes was made under the Underwriting Agreement on September 25, 2012.

The Underwriters or their affiliates have from time to time provided and/or may in the future provide investment banking, commercial banking and financial advisory services to the Issuers, for which they have received or will receive customary compensation.

The terms of the Notes are governed by the Indenture. The Notes will mature on March 15, 2019. Interest on the Notes accrues at the rate of 6.875% per annum, payable semi-annually in cash on each March 15 and September, commencing on March 15, 2013. The Notes are joint and several obligations of the Issuers. The Notes are unsecured senior obligations of the Issuers.

The Notes will be redeemable in whole at any time or in part from time to time, at the Issuers’ option, at a redemption price equal to the greater of: (1) 100% of the principal amount of the Notes then outstanding to be redeemed; or (2) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed discounted to the date of redemption at the applicable treasury rate, plus 50 basis points.

The Indenture contains certain covenants that, subject to a number of important exceptions and qualifications, limit, among other things, the Issuers’ ability and the ability of its restricted subsidiaries to create or permit to exist liens and to engage in sale and leaseback transactions.

In addition, upon the occurrence of a change of control triggering event (defined as the occurrence of both a change of control and a ratings downgrade), each holder of Notes will have the right to require the Issuers to purchase all or a portion of such holder’s Notes at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase, subject to the rights of holders of Notes on the relevant record date to receive interest due on the relevant interest payment date.

The above summary of the Underwriting Agreement, the Indenture and the Notes is qualified in its entirety by reference to the complete terms and provisions of the Underwriting Agreement, a copy of which is filed herewith as Exhibit 1.1, and the Indenture, a copy of which was filed as Exhibit 4.1 to our Current Report on Form 8-K, filed March 7, 2011.

Certain legal matters with respect to the validity of the Notes are being passed upon for the Issuers by Cravath, Swaine & Moore LLP, New York, New York. Certain legal matters with respect to the Notes are being passed upon for the Issuers by Drinker Biddle & Reath LLP, Princeton, New Jersey, and Schnader Harrison Segal & Lewis LLP, Philadelphia, Pennsylvania.

Item 2.03 – Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 9.01 – Financial Statements and Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement dated as of September 20, 2012, among The Jones Group Inc., Jones Apparel Group Holdings, Inc., Jones Apparel Group USA, Inc. and JAG Footwear, Accessories and Retail Corporation (collectively, the “Issuers”) and Citigroup Global Markets Inc. and J.P. Morgan Securities LLC, as representatives for the several underwriters.

5.1	Opinion of Cravath, Swaine & Moore LLP relating to the Issuers’ 6.875% Senior Notes due 2019.

5.2	Opinion of Drinker Biddle & Reath LLP relating to the Issuers’ 6.875% Senior Notes due 2019.

5.3	Opinion of Schnader Harrison Segal & Lewis LLP relating to the Issuers’ 6.875% Senior Notes due 2019.

23.1	Consent of Cravath, Swaine & Moore LLP (included in the exhibit filed as Exhibit 5.1)

23.2	Consent of Drinker Biddle & Reath LLP (included in the exhibit filed as Exhibit 5.2)

23.3	Consent of Schnader Harrison Segal & Lewis LLP (included in the exhibit filed as Exhibit 5.3)

99.1	Press Release announcing closing of senior notes offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE JONES GROUP INC. (Registrant)

By:	/s/ Ira M. Dansky
Ira M. Dansky
Executive Vice President,
General Counsel and Secretary

Date: September 25, 2012

Exhibit Index

Exhibit No.	Description

1.1	Underwriting Agreement dated as of September 20, 2012, among The Jones Group Inc., Jones Apparel Group Holdings, Inc., Jones Apparel Group USA, Inc. and JAG Footwear, Accessories and Retail Corporation (collectively, the “Issuers”) and Citigroup Global Markets Inc. and J.P. Morgan Securities LLC, as representatives for the several underwriters.

5.1	Opinion of Cravath, Swaine & Moore LLP relating to the Issuers’ 6.875% Senior Notes due 2019.

5.2	Opinion of Drinker Biddle & Reath LLP relating to the Issuers’ 6.875% Senior Notes due 2019.

5.3	Opinion of Schnader Harrison Segal & Lewis LLP relating to the Issuers’ 6.875% Senior Notes due 2019.

23.1	Consent of Cravath, Swaine & Moore LLP (included in the exhibit filed as Exhibit 5.1)

23.2	Consent of Drinker Biddle & Reath LLP (included in the exhibit filed as Exhibit 5.2)

23.3	Consent of Schnader Harrison Segal & Lewis LLP (included in the exhibit filed as Exhibit 5.3)

99.1	Press Release announcing closing of senior notes offering.